Exhibit 10.1

Execution Version

CONTRIBUTION, CONVEYANCE AND ASSUMPTION AGREEMENT

This CONTRIBUTION, CONVEYANCE AND ASSUMPTION AGREEMENT, dated as of September 20, 2016 (this “Agreement”), is by and among NOBLE MIDSTREAM PARTNERS LP, a Delaware limited partnership (the “Partnership”), NOBLE MIDSTREAM GP LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner”), NOBLE ENERGY, INC., a Delaware corporation (“Noble”), NOBLE MIDSTREAM SERVICES, LLC, a Delaware limited liability company (“Opco”), NBL MIDSTREAM, LLC, a Delaware limited liability company (“NBL Midstream”), NBL MIDSTREAM HOLDINGS LLC, a Delaware limited liability company (“NBL Midstream Holdings”), COLORADO RIVER DEVCO GP LLC, a Delaware limited liability company (“Colorado River GP”), GREEN RIVER DEVCO GP LLC, a Delaware limited liability company (“Green River GP”), GUNNISON RIVER DEVCO GP LLC, a Delaware limited liability company (“Gunnison River GP”), LARAMIE RIVER DEVCO GP LLC, a Delaware limited liability company (“Laramie River GP”), SAN JUAN RIVER DEVCO GP LLC, a Delaware limited liability company (“San Juan River GP”), BLANCO RIVER DEVCO LP, a Delaware limited partnership (“Blanco River LP”) and BLANCO RIVER DEVCO GP LLC, a Delaware limited liability company (“Blanco River GP”) (each, a “Party” and collectively, the “Parties”).

RECITALS

WHEREAS, the General Partner and Opco have caused the formation of the Partnership pursuant to the Delaware Revised Uniform Limited Partnership Act (as amended from time to time, the “Delaware Partnership Act”) for the purpose of owning, operating, developing and acquiring domestic midstream infrastructure assets, as well as engaging in any business activity that is approved by the General Partner and that lawfully may be conducted by a limited partnership organized under the Delaware Partnership Act;

WHEREAS, in order to accomplish the objectives and purposes in the first recital above, each of the following actions has been taken on or prior to the date hereof:

1. Opco and its wholly owned subsidiary Colorado River GP formed Colorado River DevCo LP, a Delaware limited partnership (“Colorado River LP”), and contributed an aggregate of $1,000 to Colorado River LP in exchange for a 99% limited partner interest and 1% general partner interest in Colorado River LP, respectively;

2. Opco and its wholly owned subsidiary Green River GP formed Green River DevCo LP, a Delaware limited partnership (“Green River LP”), and contributed an aggregate of $1,000 to Green River LP in exchange for a 99% limited partner interest and 1% general partner interest in Green River LP, respectively;

3. Opco and its wholly owned subsidiary Gunnison River GP, formed Gunnison River DevCo LP, a Delaware limited partnership (“Gunnison River LP”), and contributed an aggregate of $1,000 to Gunnison River LP in exchange for a 99% limited partner interest and 1% general partner interest in Gunnison River LP, respectively;

4. Opco and its wholly owned subsidiary Laramie River GP, formed Laramie River DevCo LP, a Delaware limited partnership (“Laramie River LP”), and contributed an aggregate of $1,000 to Laramie River LP in exchange for a 99% limited partner interest and 1% general partner interest in Laramie River LP, respectively; and

5. Opco and its wholly owned subsidiary San Juan River GP formed San Juan River DevCo LP, a Delaware limited partnership (“San Juan River LP”), and contributed an aggregate of $1,000 to San Juan River LP in exchange for a 99% limited partner interest and 1% general partner interest in San Juan River LP, respectively;

6. Opco contributed to Colorado River LP all right, title and interest in and to all of Opco’s interest in and to (a) the crude oil, natural gas and produced water gathering system and assets servicing the Wells Ranch IDP (as described on Exhibit A), (b) the central gathering facility servicing the Wells Ranch IDP, (c) the fresh water storage and delivery system assets servicing the Wells Ranch IDP, (d) the crude oil gathering system assets servicing the East Pony IDP (as described on Exhibit A), (e) the Plattesville crude oil treating facility assets, (f) the Briggsdale crude oil treating facility assets, (g) Real Estate Agreements (as defined herein) to the extent the same relate to (a)-(f) with a portion of the assets listed in (a)-(g) conveyed by Opco on behalf of Colorado River GP such that as a result of such contribution Colorado River GP holds a 75% general partner interest and Opco holds a 25% limited partner interest in Colorado River LP;

7. Opco contributed to Green River LP all right, title and interest in and to all of Opco’s interest in each Real Estate Agreement related to the Mustang IDP (as described on Exhibit A), which such Real Estate Agreements related to fresh water systems being constructed and to crude oil, natural gas and additional water infrastructure that is planned in the Mustang IDP (collectively, the “Mustang IDP Assets”), with a portion of the Mustang IDP Assets conveyed by Opco on behalf of Green River GP such that as a result of such contribution Green River GP holds a 10% general partner interest and Opco holds a 90% limited partner interest in Green River LP;

8. Opco contributed to Gunnison River GP all right, title and interest in and to a 4% limited partner interest in Gunnison River LP held by Opco, which converted to a general partner interest in Gunnison River LP such that Gunnison River GP holds a 5% general partner interest and Opco holds a 95% limited partner interest in Gunnison River LP;

9. Opco contributed to Laramie River GP all right, title and interest in and to a 4% limited partner interest in Laramie River LP held by Opco, which converted to a general partner interest in Laramie River LP such that Laramie River GP holds a 5% general partner interest and Opco holds a 95% limited partner interest in Laramie River LP;

10. Opco contributed to San Juan River LP all right, title and interest in and to (a) the fresh water storage and delivery system assets servicing the East Pony IDP and (b) all of Opco’s interest in Real Estate Agreements to the extent the same relate to produced water facilities and a fresh water system, which are being constructed and will consist of pipelines, ponds and storage capacity in the East Pony IDP (collectively, the “East Pony IDP Assets”), with a portion of the East Pony IDP Assets conveyed by Opco on behalf of San Juan River GP such that as a result of such contribution San Juan River GP holds a 5% general partner interest and Opco holds a 95% limited partner interest in San Juan River LP;

11. Opco distributed to NBL Midstream, who in turn contributed to NBL Midstream Holdings, all right, title and interest in and to all of Opco’s interest in (a) the natural gas gathering system servicing the East Pony IDP, (b) the Keota gas processing plant servicing the East Pony IDP, (c) the Keota LNG plant, (d) the Lilli gas processing plant servicing the greater East Pony IDP, (e) Non-System Pipelines located in Northern Colorado and (f) Real Estate Agreements to the extent the same relate to (a)-(e); and

12. Opco and its wholly owned subsidiary Blanco River GP formed Blanco River LP and contributed an aggregate $1,000 to Blanco River LP in exchange for a 99% limited partner interest and a 1% general partner interest in Blanco River LP, respectively.

WHEREAS, concurrently with the consummation of the transactions contemplated hereby, each of the matters provided for in Article II will occur in accordance with its respective terms;

WHEREAS, the boards of directors, members or partners of the Parties have taken or caused to be taken all corporate, limited liability company and partnership action, as the case may be, required to approve the transactions contemplated by this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements herein contained, the Parties agree as follows:

ARTICLE I

DEFINITIONS

Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms below:

“Affiliate” has the meaning assigned to it in the First Amended and Restated Agreement of Limited Partnership of the Partnership.

“Blanco River LP Agreement” means the Agreement of Limited Partnership of Blanco River LP, dated as of June 6, 2016.

“Closing Date” means the date on which the closing of the Offering occurs.

“Colorado LP Agreement” means the Agreement of Limited Partnership of Colorado River LP, dated as of August 20, 2015.

“Common Units” has the meaning given such term under the LP Agreement.

“DE Basin Assets” has such meaning ascribed to it in Section 2.4 of this Agreement.

“Deferred Issuance” has the meaning given such term under the LP Agreement.

“DevCo LP Interests” means, collectively, the (i) 20% limited partner interest in Colorado River LP, (ii) 75% limited partner interest in Green River LP, (iii) 95% limited partner interest in Gunnison River LP, (iv) 75% limited partner interest in San Juan River LP, and (v) 75% limited partner interest in Blanco River LP, in each case owned by Opco after giving effect to Sections 2.1 through 2.4, but prior to the consummation of the other transactions contemplated hereby.

“DevCos” means, collectively, Colorado River LP, Green River LP, Gunnison River LP, Laramie River LP, San Juan River LP and Blanco River LP.

“Effective Time” means 12:01 a.m. Eastern Time on the Closing Date.

“Firm Units” means the 12,500,000 Common Units to be issued and sold to the Underwriters pursuant to the Underwriting Agreement.

“Green River LP Agreement” means the Agreement of Limited Partnership of Green River LP, dated as of August 20, 2015.

“IDP” means integrated development plan area.

“IPO Proceeds” has such meaning ascribed to it in Section 2.8 of this Agreement.

“Laramie River LP Agreement” means the Agreement of Limited Partnership of Laramie River LP, dated as of August 20, 2015.

“LP Agreement” means the First Amended and Restated Agreement of Limited Partnership of the Partnership.

“Noble Entities” means Noble and each of its Affiliates.

“Non-System Pipelines” means those pipelines that do not comprise a part of the assets contributed to the Partnership or the DevCos, as applicable.

“Offering” means the initial offering and sale of Common Units to the public (including the offer and sale of Common Units pursuant to the Over-Allotment Option), as described in the Registration Statement.

“Option Period” means the period from the Closing Date to the date that is thirty days after the Closing Date.

“Option Units” means up to an additional 1,875,000 Common Units that the Underwriters may purchase from the Partnership pursuant to the Over-Allotment Option.

“Original General Partner Interest” has the meaning set forth in the LP Agreement.

“Original Limited Partner Interest” has the meaning set forth in the LP Agreement.

“Over-Allotment Option” means the option granted to the Underwriters by the Partnership pursuant to Section 2 of the Underwriting Agreement.

“Real Estate Agreements” means the easements, rights-of-way, permits, use by special review, surface use agreements, joint use agreements, licenses and other agreements (including agreements that may be in negotiation or in process by a Party and are ultimately executed by a Party) from landowners, lessors, easement holders, governmental authorities, or other parties controlling the surface or subsurface estates of such land.

“Registration Statement” means the Registration Statement on Form S-1 filed with the United States Securities and Exchange Commission (Registration No. 333-207560), as amended.

“San Juan River LP Agreement” means the Agreement of Limited Partnership of San Juan River LP, dated as of August 20, 2015.

“Structuring Fee” has such meaning ascribed to it in Section 2.9 of this Agreement.

“Subordinated Unit” has the meaning given to such term in the LP Agreement.

“Transaction Expenses” has such meaning ascribed to it in Section 2.9 of this Agreement.

“Underwriters” means, collectively, each member of the underwriting syndicate named as an underwriter in Schedule I to the Underwriting Agreement.

“Underwriting Agreement” means the Underwriting Agreement, dated September 14, 2016 by and among NBL Midstream, the Partnership, the General Partner, Opco and Barclays Capital Inc., Robert W. Baird & Co. Incorporated and J.P. Morgan Securities LLC, as representatives of the Underwriters.

ARTICLE II

CONTRIBUTIONS, ACKNOWLEDGMENTS AND DISTRIBUTIONS

The following transactions set forth in Sections 2.1 through 2.5 shall be completed immediately prior to the Effective Time:

2.1 Contribution of Colorado River Interest. Opco hereby contributes to Colorado River GP all right, title and interest in and to a 5% limited partner interest in Colorado River LP (the “Colorado River Interest”) held by Opco, which, notwithstanding any provision of the Colorado River LP Agreement to the contrary, is converted to a general partner interest in Colorado River LP such that after giving effect to this Section 2.1, Colorado River GP will hold a 80% general partner interest and Opco will hold a 20% limited partner interest in Colorado River LP, and Colorado River GP hereby accepts the rights, title and interest to the Colorado River Interest as a capital contribution.

2.2 Contribution of Green River Interest. Opco hereby contributes to Green River GP all right, title and interest in and to a 15% limited partner interest in Green River LP (the “Green River Interest”) held by Opco, which, notwithstanding any provision of the Green River LP Agreement to the contrary, is converted to a general partner interest in Green River LP such that after giving effect to this Section 2.2, Green River GP will hold a 25% general partner interest and Opco will hold a 75% limited partner interest in Green River LP, and Green River GP hereby accepts the rights, title and interest to the Green River Interest as a capital contribution.

2.3 Contribution of San Juan Interest. Opco hereby contributes to San Juan River GP all right, title and interest in and to a 20% limited partner interest in San Juan River LP (the “San Juan River Interest”) held by Opco, which, notwithstanding any provision of the San Juan River LP Agreement to the contrary, is converted to a general partner interest in San Juan River LP such that after giving effect to this Section 2.3, San Juan River GP will hold a 25% general partner interest and Opco will hold a 75% limited partner interest in San Juan River LP, and San Juan River GP hereby accepts the rights, title and interest to the San Juan River Interest as a capital contribution.

2.4 Contribution of Assets to Blanco River LP. Opco hereby contributes to Blanco River LP all right, title and interest in and to Real Estate Agreements related to the Delaware Basin, which Real Estate Agreements are related to crude oil gathering and produced water gathering infrastructure, to the extent that such assets and infrastructure is constructed or operated in the Delaware Basin (collectively, the “DE Basin Assets”) (a portion of the DE Basin Assets is being conveyed by Opco on behalf of Blanco River GP such that after giving effect to this Section 2.4, Blanco River GP will hold a 25% general partner interest and Opco will hold a 75% limited partner interest in Blanco River LP) and Blanco River LP hereby accepts the rights, title and interest to the DE Basin Assets as capital contributions. Notwithstanding any provision of the Blanco River LP Agreement to the contrary, in consideration of the foregoing capital contributions, Blanco River LP hereby issues sufficient partnership interests in Blanco River LP to Opco and Blanco River GP such that following such contributions and issuances, Blanco River GP holds a 25% general partner interest in Blanco River LP and Opco holds a 75% limited partner interest in Blanco River LP and Opco and Blanco River GP shall be bound by the Blanco River LP Agreement and continue as limited partner and general partner, as applicable, with respect to the portion of its respective interest in Blanco River LP.

2.5 Distribution of General Partner, Partnership Limited Partner Interests and DevCo LP Interests. Opco hereby distributes to NBL Midstream (i) its 100% limited liability company interest in the General Partner, (ii) its 99% limited partner interest in the Partnership and (iii) the DevCo LP Interests; and NBL Midstream hereby accepts such limited liability company interest, limited partner interests and DevCo LP Interests, and NBL Midstream shall be bound by the limited liability company agreement of the General Partner, the LP Agreement and the applicable agreement of limited partnership of each of the DevCos, as applicable, and notwithstanding anything to the contrary in such agreements, Opco shall be admitted as or continue as a member or limited partner with respect to the portion of its respective interest in the General Partner, the Partnership and each such DevCo, as applicable.

Each of the following transactions set forth in Sections 2.6 through 2.10 shall be completed as of the Effective Time in the order set forth herein:

2.6 Redemption of the Original General Partner Interest. The General Partner and NBL Midstream amend and restate the Agreement of Limited Partnership of the Partnership, dated as of December 23, 2014, and, upon the execution of the LP Agreement, dated as of the Closing Date, the General Partner will be issued a non-economic general partner interest in the

Partnership. The Partnership hereby redeems the Original General Partner Interest acquired by the General Partner upon formation of the Partnership, and hereby refunds and distributes to the General Partner $20, along with any interest or other profit that resulted from the investment or other use of such initial contribution.

2.7 Contribution of Opco to the Partnership. NBL Midstream hereby contributes to the Partnership all right, title and interest in and to all of the outstanding limited liability company interests in Opco (the “Opco Interests”) in exchange for (a) 1,527,584 Common Units representing an approximate 4.8% limited partner interest (based on an aggregate of 31,805,168 Common Units and Subordinated Units to be outstanding after the completion of the Offering) in the Partnership (the “Sponsor Common Units”), (b) 15,902,584 Subordinated Units representing a 50.0% limited partner interest (based on an aggregate of 31,805,168 Common Units and Subordinated Units to be outstanding after the completion of the Offering) in the Partnership (the “Sponsor Subordinated Units”), (c) all of the limited partner interests in the Partnership classified as “Incentive Distribution Rights” under the LP Agreement, (d) the right to receive a cash distribution from the Partnership in the amount of up to approximately $296.9 million from the net proceeds from the sale of the Firm Units and Option Units in the Offering, and the Partnership hereby accepts such Opco Interests as a capital contribution from NBL Midstream and (e) any Option Units not purchased by the Underwriters pursuant to the Underwriting Agreement. Notwithstanding any provision of the limited liability company agreement of Opco currently in effect, upon NBL Midstream’s contribution of such Opco Interests to the Partnership, (i) the Partnership shall be bound by the limited liability company agreement of Opco and be admitted as a member of Opco, (ii) NBL Midstream shall and does hereby cease to be a member of Opco and shall thereupon cease to have or exercise any right or power as a member of Opco and (iii) Opco shall be and hereby is continued without dissolution.

2.8 Public Cash Contribution. The Parties acknowledge that, in connection with the Offering, public investors, through the Underwriters, shall make a capital contribution to the Partnership of $281.3 million in cash (the “IPO Proceeds”) in exchange for 12,500,000 Common Units (the “Firm Units”) representing an aggregate 39.3% limited partner interest in the Partnership, and new limited partners are being admitted to the Partnership in connection therewith.

2.9 Payment of Transaction Expenses by the Partnership and Distribution of Proceeds by the Partnership. The Parties acknowledge (a) the payment by the Partnership, in connection with the closing of the Offering, of transaction expenses of approximately $3.6 million (the “Transaction Expenses”), excluding underwriting discounts of $16.2 million in the aggregate but including a structuring fee of 0.65% of the gross proceeds of the Offering payable to certain of the Underwriters (the “Structuring Fee”), and (b) the distribution by the Partnership to NBL Midstream of $257.4 million, and, if applicable, when available, the net proceeds from the exercise of the Underwriters’ Over-Allotment Option.

2.10 Redemption of the Original Limited Partner Interest from the Partnership and Return of Initial Capital Contribution. The Partnership hereby redeems the Original Limited Partner Interest acquired by NBL Midstream in Section 2.5 and hereby refunds and distributes to NBL Midstream $980, made in connection with the formation of the Partnership, along with any interest or other profit that resulted from the investment or other use of such initial contribution.

ARTICLE III

EXERCISE OF OVER-ALLOTMENT OPTION

If the Over-Allotment Option is exercised in whole or in part, the Underwriters will contribute additional cash to the Partnership in exchange for up to an additional 1,875,000 Common Units representing an aggregate 5.9% limited partner interest in the Partnership (the “Option Units”) at the Offering price per Common Unit set forth in the Registration Statement, net of underwriting discounts and the Structuring Fee. Upon any exercise of the Over-Allotment Option, the Partnership will distribute to NBL Midstream any net cash proceeds from the sale of such Option Units. Upon the expiration of the Option Period, any Option Units not purchased by the Underwriters pursuant to the Underwriting Agreement will be issued as a Deferred Issuance to NBL Midstream as part of the contribution transactions described in Section 2.7.

ARTICLE IV

FURTHER ASSURANCES

From time to time after the date hereof, and without any further consideration, each of the Parties shall execute, acknowledge and deliver all such additional instruments, notices and other documents, and will do all such other acts and things, all in accordance with applicable law, as may be necessary or appropriate to more fully and effectively carry out the purposes and intent of this Agreement. Without limiting the generality of the foregoing, the Parties acknowledge that the Parties have used their good faith efforts to identify all of the assets contributed to the DevCos and NBL Midstream Holdings as required in connection with this Agreement, including in the recitals hereto. However, due to the age of some of the assets and the difficulties in locating appropriate data with respect to some of the assets, it is possible that assets intended to be contributed ultimately to the DevCos and NBL Midstream Holdings were not identified and therefore are not included in the assets described herein. It is the express intent of the Parties that the DevCos and NBL Midstream Holdings own all assets necessary to operate the assets that are identified in this Agreement, including in the recitals hereto. To the extent that any assets were not identified but are necessary to the operation of the assets that are so identified in this Agreement, including in the recitals hereto, then the intent of the Parties is that all such unidentified assets are intended to be conveyed to the DevCos and NBL Midstream Holdings pursuant to this Agreement. If any such assets are identified at a later date, the Parties shall take all appropriate action required in order to convey such assets to any applicable DevCo or NBL Midstream Holdings. Further, to the extent that any assets that are conveyed to any DevCo or NBL Midstream Holdings hereunder are later identified by the Parties as assets that the Parties did not intend to convey to any DevCo or NBL Midstream Holdings, the Parties shall take all appropriate action required to convey such assets to the appropriate Noble Entity.

Without limiting any liabilities or remedies of the Parties applicable under this Agreement or any other agreements, if and to the extent that the valid, complete and perfected transfer or assignment of any assets by any Party to any other Party or the acquisition of any assets from any Party by any other Party would be a violation of applicable law or require any additional consents, approvals or notifications in connection with the transfer of such that have not been obtained or made by the Effective Time, then, unless the Parties shall otherwise mutually determine, the transfer or assignment of such assets shall be automatically deemed deferred and any such purported transfer or assignment shall, to the fullest extent permitted by law, be null and void until such time as all legal impediments are removed or such consents, approvals and notifications have been obtained or made. Notwithstanding the foregoing, in such event the Parties shall (a) hold such assets for the benefit of the applicable Party, (b) not transfer or assign such assets, in whole or in part, other than with the prior consent of the intended transferee, and (c) use their respective reasonable best efforts to assure that the intended transferee receives all of the benefits of the assets attempted to have been transferred to such member until such time as the attempted transfer is complete, and the intended transferee shall bear all costs associated with such assets (except costs associated with the attempted transfer or perfecting such transfer, and subject to offset of any benefits of the assets not received by the intended transferee against associated costs incurred by the Parties) as if the transfer had been valid and complete.

ARTICLE V

ORDER OF COMPLETION AND EFFECTIVENESS OF TRANSACTIONS; LIMITATIONS

5.1 Order of Completion of Transactions. The transactions provided for in Article II shall be completed in the order and at the times set forth in Article II. Following the completion of the transactions set forth in Article II, the transactions provided for in Article III, if they occur, shall be completed.

5.2 Effectiveness of Transactions. Notwithstanding anything contained in this Agreement to the contrary, none of the provisions of Sections 2.6 through 2.10 shall be operative or have any effect until the Effective Time, at which time all such applicable provisions shall be effective and operative in accordance with Section 5.1 without further action by any Party.

5.3 Limitations. Distributions made or to be made hereunder shall be subject to the Delaware Partnership Act and the Delaware Limited Liability Company Act, as applicable, notwithstanding any other provision of this Agreement.

ARTICLE VI

MISCELLANEOUS

6.1 Costs. Except for the Transaction Expenses set forth in Section 2.9, Noble shall pay all expenses, fees and costs, including, but not limited to, all sales, use and similar taxes arising out of the contributions, distributions, conveyances and deliveries to be made under Article II and shall pay all documentary, filing and recording, transfer, deed and conveyance taxes and fees required in connection therewith. In addition, Noble shall be responsible for all costs, liabilities and expenses (including court costs and reasonable attorneys’ fees) incurred in connection with the implementation of any conveyance or delivery pursuant to Article IV (to the extent related to any of the contributions, distributions, conveyances and deliveries to be made under Article II).

6.2 Headings; References; Interpretation. All Article and Section headings in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any of the provisions hereof. The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole, and not to any particular provision of this Agreement. All references herein to Articles and Sections shall, unless the context requires a different construction, be deemed to be references to the Articles and Sections of this Agreement. All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders, and the singular shall include the plural and vice versa. The use herein of the word “including” following any general statement, term or matter shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation,” “but not limited to” or other words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter.

6.3 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns.

6.4 No Third Party Rights. The provisions of this Agreement are intended to bind the Parties as to each other and are not intended to and do not create rights in any other person or confer upon any other person any benefits, rights or remedies, and no person is or is intended to be a third party beneficiary of any of the provisions of this Agreement.

6.5 Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all Parties had signed the same document. All counterparts shall be construed together and shall constitute one and the same instrument.

6.6 Applicable Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law. EACH OF THE PARTIES HERETO AGREES THAT THIS AGREEMENT INVOLVES AT LEAST U.S. $100,000.00 AND THAT THIS AGREEMENT HAS BEEN ENTERED INTO IN EXPRESS RELIANCE UPON 6 Del. C. § 2708. EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES (i) TO BE SUBJECT TO THE JURISDICTION OF THE COURTS OF THE STATE OF DELAWARE AND OF THE FEDERAL COURTS SITTING IN THE STATE OF DELAWARE, AND (ii) TO THE EXTENT SUCH PARTY IS NOT OTHERWISE SUBJECT TO SERVICE OF PROCESS IN THE STATE OF DELAWARE, TO APPOINT AND MAINTAIN AN AGENT IN THE STATE OF DELAWARE AS SUCH PARTY’S AGENT FOR ACCEPTANCE OF LEGAL PROCESS AND TO NOTIFY THE OTHER PARTIES OF THE NAME AND ADDRESS OF SUCH AGENT.

6.7 Severability. If any of the provisions of this Agreement are held by any court of competent jurisdiction to contravene, or to be invalid under, the laws of any political body having jurisdiction over the subject matter hereof, such contravention or invalidity shall not invalidate the entire Agreement. Instead, this Agreement shall be construed as if it did not contain the particular provision or provisions held to be invalid and an equitable adjustment shall be made and necessary provision added so as to give effect to the intention of the Parties as expressed in this Agreement at the time of execution of this Agreement.

6.8 Amendment or Modification. This Agreement may be amended or modified from time to time only by the written agreement of all the Parties. Each such instrument shall be reduced to writing and shall be designated on its face as an amendment to this Agreement.

6.9 Integration. This Agreement and the instruments referenced herein and in the exhibits attached hereto supersede all previous understandings or agreements among the parties, whether oral or written, with respect to the subject matter of this Agreement and such instruments. This Agreement and such instruments contain the entire understanding of the Parties with respect to the subject matter hereof and thereof. There are no unwritten oral agreements between the parties. No understanding, representation, promise or agreement, whether oral or written, is intended to be or shall be included in or from part of this Agreement unless it is contained in a written amendment hereto executed by the parties hereto after the date of this Agreement.

6.10 Deed; Bill of Sale; Assignment. To the extent required and permitted by applicable law, this Agreement shall also constitute a “deed,” “bill of sale” or “assignment” of the assets and interests referenced herein.

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IN WITNESS WHEREOF, the Parties to this Agreement have caused it to be duly executed as of the date first above written.

NOBLE MIDSTREAM PARTNERS LP

By: Noble Midstream GP LLC, its general partner

By:	/s/ Terry R. Gerhart
Terry R. Gerhart
Chief Executive Officer

Signature Page to Contribution, Conveyance and Assumption Agreement

NOBLE MIDSTREAM GP LLC

By:	/s/ Terry R. Gerhart
Name:	Terry R. Gerhart
Title:	Chief Executive Officer

Signature Page to Contribution, Conveyance and Assumption Agreement

NOBLE MIDSTREAM SERVICES, LLC

By:	/s/ Terry R. Gerhart
Name:	Terry R. Gerhart
Title:	Chief Executive Officer

Signature Page to Contribution, Conveyance and Assumption Agreement

NBL MIDSTREAM, LLC

By:	/s/ Charles J. Rimer
Name:	Charles J. Rimer
Title:	President

Signature Page to Contribution, Conveyance and Assumption Agreement

NBL MIDSTREAM HOLDINGS LLC

By:	/s/ Charles J. Rimer
Name:	Charles J. Rimer
Title:	President

Signature Page to Contribution, Conveyance and Assumption Agreement

COLORADO RIVER DEVCO GP LLC

By: Noble Midstream Services, LLC, its sole member

By:	/s/ Terry R. Gerhart
Terry R. Gerhart
Chief Executive Officer

Signature Page to Contribution, Conveyance and Assumption Agreement

GREEN RIVER DEVCO GP LLC

By: Noble Midstream Services, LLC, its sole member

By:	/s/ Terry R. Gerhart
Terry R. Gerhart
Chief Executive Officer

Signature Page to Contribution, Conveyance and Assumption Agreement

GUNNISON RIVER DEVCO GP LLC

By: Noble Midstream Services, LLC, its sole member

By:	/s/ Terry R. Gerhart
Terry R. Gerhart
Chief Executive Officer

Signature Page to Contribution, Conveyance and Assumption Agreement

LARAMIE RIVER DEVCO GP LLC

By: Noble Midstream Services, LLC, its sole member

By:	/s/ Terry R. Gerhart
Terry R. Gerhart
Chief Executive Officer

Signature Page to Contribution, Conveyance and Assumption Agreement

SAN JUAN RIVER DEVCO GP LLC

By: Noble Midstream Services, LLC, its sole member

By:	/s/ Terry R. Gerhart
Terry R. Gerhart
Chief Executive Officer

Signature Page to Contribution, Conveyance and Assumption Agreement

BLANCO RIVER DEVCO LP

By: Blanco River DevCo GP, LLC, its general partner

By: Noble Midstream Services, LLC, its sole member

By:	/s/ Terry R. Gerhart
Terry R. Gerhart
Chief Executive Officer

Signature Page to Contribution, Conveyance and Assumption Agreement

BLANCO RIVER DEVCO GP LLC

By: Noble Midstream Services, LLC, its sole member

By:	/s/ Terry R. Gerhart
Terry R. Gerhart
Chief Executive Officer

Signature Page to Contribution, Conveyance and Assumption Agreement

NOBLE ENERGY, INC.

By:	/s/ Kenneth M. Fisher
Name:	Kenneth M. Fisher
Title:	Executive Vice President and Chief Financial Officer

Signature Page to Contribution, Conveyance and Assumption Agreement

Exhibit A

Integrated Development Plan Areas

East Pony IDP

The East Pony IDP describes an area in Weld County, Colorado covering the following Sections, Townships and Ranges:

Township	Range	Section(s)
T9N	R58W	ALL
T9N	R59W	ALL
T8N	R59W	ALL

Mustang IDP

The Mustang IDP describes an area in Weld County, Colorado covering the following Sections, Townships and Ranges:

Township	Range	Section(s)
T4N	R64W	1-3, 10-15, 22-27, 32-36
T4N	R63W	2-11, 14-23, 26-35
T3N	R63W	4-9, 16-21, 28-33
T3N	R64W	ALL
T3N	R65W	1-3, 10-15, 22-27, 34-36
T2N	R64W	ALL
T2N	R63W	3-9, 16-21, 28-33
T3N	R65W	21, 28

Wells Ranch IDP

The Wells Ranch IDP describes an area in Weld County, Colorado covering the following Sections, Townships and Ranges:

Township	Range	Section(s)
T7N	R64W	31-36
T7N	R63W	31-36
T7N	R62W	31
T6N	R64W	ALL
T6N	R63W	ALL
T6N	R62W	2-11, 14-23, 26-35
T5N	R62W	2-11, 14-23
T5N	R63W	ALL
T5N	R64W	1-6, 10-15, 22-27, 34-36

Northern Colorado

The phrase “Northern Colorado” refers to the East Pony IDP together with the following areas in Weld County, Colorado, covering the following Sections, Townships and Ranges:

Township	Range	Section(s)
T7N	59W	ALL
T7N	62W	ALL (other than 31)
T7N	63W	ALL
T7N	64W	ALL
T8N	63W	ALL
T8N	R58W	ALL
T8N	R60W	ALL
T8N	R61W	ALL
T8N	R62W	ALL
T9N	R60W	ALL
T9N	R61W	ALL
10N	58W	S/2
10N	60W	ALL
10N	61W	ALL